Exhibit 20.7
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                           For the Month of May 1998
                      Distribution Date of June 15, 1998
                            Servicer Certificate #8

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $403,946,961.02
Beginning Pool Factor                                           0.8079030

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $13,466,980.58
     Interest Collected                                     $3,337,477.67

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $557,628.06
Total Additional Deposits                                     $557,628.06

Repos / Chargeoffs                                            $542,695.47
Aggregate Number of Notes Charged Off                                  82

Total Available Funds                                      $17,362,086.31

Ending Pool Balance                                       $389,937,284.97
Ending Pool Factor                                              0.7798833

Servicing Fee                                                 $336,622.47

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $22,237,804.43
     Target Percentage                                               5.25%
     Target Balance                                        $20,471,707.46
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,766,096.97)
     Ending Balance                                        $20,471,707.46

Current Weighted Average APR:                                       9.952%
Current Weighted Average Remaining Term (months):                   43.86

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $2,278,758.40     1,913
                                31 - 60 days            $494,509.67       393
                                60+  days               $164,860.73        82

     Total:                                           $2,938,128.80     1,917

     Balances:                  60+  days             $3,489,840.49        82

Memo Item - Reserve Account
     Prior Month                                     $21,207,215.45
+    Invest. Income                                     $109,535.27
+    Excess Serv.                                       $921,053.71
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $22,237,804.43

Exhibit 20.7
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of May 1998

                                      NOTES
                                               (Money Market)
                                 TOTAL          CLASS A - 1      CLASS A - 2       CLASS A - 3        CLASS A - 4     CLASS B NOTES
                            $500,000,000.00   $107,000,000.00   $94,000,000.00   $132,000,000.00   $149,500,000.00   $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                          78.14%            0.00%             0.00%             0.00%           21.86%
     Coupon                                             5.72%            5.96%             6.20%             6.30%            6.30%

Beginning Pool Balance      $403,946,961.02
Ending Pool Balance         $389,937,284.97

Collected Principal          $13,466,980.58
Collected Interest            $3,337,477.67
Charge - Offs                   $542,695.47
Liquidation Proceeds/Recoveries $557,628.06
Servicing                       $336,622.47
Cash Transfer from Reserve Account    $0.00
Total Collections Available
  for Debt Service           $17,025,463.84

Beginning Balance           $403,946,961.02    $10,946,961.02   $94,000,000.00   $132,000,000.00   $149,500,000.00   $17,500,000.00

Interest Due                  $2,094,793.83        $53,938.72      $482,105.11       $682,000.00       $784,875.00       $91,875.00
Interest Paid                 $2,094,793.83        $53,938.72      $482,105.11       $682,000.00       $784,875.00       $91,875.00
Principal Due                $14,009,616.30    $10,946,961.02            $0.00            ($0.00)            $0.00    $3,062,655.28
Principal Paid               $14,009,616.30    $10,946,961.02            $0.00             $0.00             $0.00    $3,062,655.28

Ending Balance              $389,937,344.72             $0.00   $94,000,000.00   $132,000,000.00   $149,500,000.00   $14,437,344.72
Note / Certificate Pool Factor                         0.0000           1.0000            1.0000            1.0000           0.8250
   (Ending Balance / Original Pool Amount)
Total Distributions          $16,104,410.13    $11,000,899.74      $482,105.11       $682,000.00       $784,875.00    $3,154,530.28

Interest Shortfall                    $0.00             $0.00            $0.00             $0.00             $0.00            $0.00
Principal Shortfall                  ($0.00)            $0.00            $0.00            ($0.00)            $0.00            $0.00
     Total Shortfall                 ($0.00)            $0.00            $0.00            ($0.00)            $0.00            $0.00
      (required from Reserve)
Excess Servicing                $921,053.71
     (see Memo Item - Reserve Account)

Beginning Reserve Account
  Balance                    $22,237,804.43
(Release) / Draw             ($1,766,096.97)
Ending Reserve Acct Balance  $20,471,707.46

Exhibit 20.7
Page 3 of 3

Navistar Financial 1997 - B Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                   4                  3                  2                   1
                                   Jan-98               Feb-98            Mar-98              Apr-98             May-98
Beginning Pool Balance         $457,614,248.57     $445,650,559.34    $430,187,475.40    $416,657,273.79    $403,946,961.02

A)   Loss Trigger:
Principal of Contracts
  Charged Off                      $845,634.17         $984,569.70        $654,699.79        $770,176.40        $542,695.47
Recoveries                          $80,339.40         $865,568.93        $476,944.76      $1,225,572.81        $557,628.06

Total Charged Off (Months 5, 4, 3)                   $2,484,903.66
  Total Recoveries (Months 3, 2, 1)                  $2,260,145.63
  Net Loss / (Recoveries) for 3 Mos                    $224,758.03(a)

  Total Balance (Months 5, 4, 3)                 $1,333,452,283.31(b)

  Loss Ratio Annualized  [(a/b) * (12)]                    0.20226%

  Trigger:  Is Ratio > 1.5%                                     No
                                                                          Mar-98              Apr-98             May-98

B)   Delinquency Trigger:                                               $3,029,282.80      $2,773,770.75      $3,489,840.49
     Balance delinquency 60+ days                                            0.70418%           0.66572%           0.86394%
     As % of Beginning Pool Balance                                          0.62880%           0.66488%           0.74461%
     Three Month Average

Trigger:  Is Average > 2.0%                                     No

C)   Noteholders Percent Trigger:                          4.09439%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer